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                                                                   EXHIBIT 10.31



                               Agreement of Lease

                                     Between

                       OTR, an Ohio general partnership

                                       AND

                Spatial Technology Inc., a Delaware Corporation





                                110 Turnpike Road
                                 Westborough, MA


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                                Table of Contents



ARTICLE 1 BASIC LEASE PROVISIONS

    1.1 INTRODUCTION
    1.2 BASIC DATA
    1.3 ADDITIONAL DEFINITIONS

ARTICLE 2 PREMISES AND APPURTENANT RIGHTS

    2.1 LEASE OF PREMISES
    2.2 APPURTENANT RIGHTS AND RESERVATIONS

ARTICLE 3 BASIC RENT

    3.1 PAYMENT

ARTICLE 4 COMMENCEMENT AND CONDITION

    4.1 COMMENCEMENT DATE
    4.2 PREPARATION OF THE PREMISES
    4.3 CONCLUSIVENESS OF LANDLORD'S PERFORMANCE
    4.4 TENANT'S DELAYS

ARTICLE 5 USE OF PREMISES

    5.1 PERMITTED USE
    5.2 INSTALLATIONS AND ALTERATIONS BY TENANT

ARTICLE 6 ASSIGNMENT AND SUBLETTING

    6.1 PROHIBITION
    6.2 CONSENT TO SUBLEASE
    6.3 EXCESS PAYMENTS
    6.4 TERMINATION
    6.5 MISCELLANEOUS
    6.6 ACCEPTANCE OF RENT

ARTICLE 7 RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD

    7.1 LANDLORD REPAIRS
    7.2 TENANT'S AGREEMENT
    7.3 FLOOR LOAD - HEAVY MACHINERY
    7.4 BUILDING SERVICES
    7.5 ELECTRICITY

ARTICLE 8 REAL ESTATE TAXES

    8.1 PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES
    8.2 ABATEMENT
    8.3 ALTERNATE TAXES

ARTICLE 9 OPERATING AND UTILITY EXPENSES

    9.1 DEFINITIONS
    9.2 TENANT'S PAYMENTS

ARTICLE 10 INDEMNITY AND PUBLIC LIABILITY INSURANCE

    10.1 TENANT'S INDEMNITY

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    10.2 PUBLIC LIABILITY INSURANCE
    10.3 TENANT'S RISK
    10.4 INJURY CAUSED BY THIRD PARTIES

ARTICLE 11 LANDLORD'S ACCESS TO PREMISES

    11.1 LANDLORD'S RIGHTS

ARTICLE 12 FIRE, EMINENT DOMAIN, ETC

    12.1 ABATEMENT OF RENT
    12.2 LANDLORD'S RIGHT OF TERMINATION
    12.3 RESTORATION
    12.4 AWARD

ARTICLE 13 DEFAULT

    13.1 TENANT'S DEFAULT

    13.2 LANDLORD'S DEFAULT

ARTICLE 14 MISCELLANEOUS PROVISIONS

    14.1 EXTRA HAZARDOUS USE
    14.2 WAIVER
    14.3 COVENANT OF QUIET ENJOYMENT
    14.4 LANDLORD'S LIABILITY
    14.5 NOTICE TO MORTGAGEE OR GROUND LESSOR
    14.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE
    14.7 RULES AND REGULATIONS
    14.8 ADDITIONAL CHARGES
    14.9 INVALIDITY OF PARTICULAR PROVISIONS
    14.10 PROVISIONS BINDING, ETC
    14.11 RECORDING
    14.12 NOTICES
    14.13 WHEN LEASE BECOMES BINDING; TENANT'S REPRESENTATION
    14.14 PARAGRAPH HEADINGS AND INTERPRETATION OF SECTIONS
    14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR
    14.16 STATUS REPORT
    14.17 SECURITY DEPOSIT
    14.18 REMEDYING DEFAULTS
    14.19 HOLDING OVER
    14.20 WAIVER OF SUBROGATION
    14.21 SURRENDER OF PREMISES
    14.22 SUBSTITUTE SPACE; DEMOLITION
    14.23 BROKERAGE
    14.24 GOVERNING LAW
    14.25 LANDLORD'S LIEN

ARTICLE 15 OPTION TO EXTEND

    15.1 TENANT'S RIGHT
    15.2 EXTENDED TERM RENT

EXHIBIT A PREMISES

EXHIBIT B RULES AND REGULATIONS OF BUILDING


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EXHIBIT C ITEMS INCLUDED IN OPERATING EXPENSES

EXHIBIT D CONTRACTOR'S INSURANCE REQUIREMENTS

EXHIBIT E COMMENCEMENT LETTER

EXHIBIT F FIT/LAYOUT PLAN

EXHIBIT LOC LETTER OF CREDIT


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                                      LEASE

      THIS INSTRUMENT IS A LEASE, dated as of July 28, 2000 in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the "Building") located at 110 Turnpike Road, Westborough, Massachusetts. The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE 1

                             BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2   BASIC DATA.

      Landlord: OTR, an Ohio general partnership, acting as the duly designated nominee of the State Teachers Retirement System of Ohio.

      Landlord's Original Address: 275 East Broad Street, Columbus, Ohio 43215.

      Tenant: Spatial Technology Inc., A Delaware corporation.

      Tenant's Original Address: 2425 55th Street, Suite 100, Boulder, Colorado 80301

      Guarantor; None.

      Basic Rent: The sum of (i)(A) for the period commencing on the Commencement Date and ending on the day immediately preceding the third anniversary of the Commencement Date, $259,762.00 ($23.00 per square foot of Premises Rentable Area) per annum, and (B) for the remainder of the Initial Term, $271,056.00 ($24.00 per square foot of Premises Rentable Area) per annum, plus (ii) $10,729.30 ($0.95 per square foot of Premises Rentable Area) per annum as an allowance (the "Estimated Electricity Payment") toward the actual cost to Landlord of providing electricity to the Premises, as all of the same may be adjusted and/or abated pursuant to Sections 7.5 and 12.1.

      Premises Rentable Area: Agreed to be 11,294 square feet located on the third floor of the Building.

      Permitted Uses: Executive or professional offices, and uses ancillary thereto, including, without limitation, computer data room and storage, with telephone switching equipment, of the type generally found in first-class office buildings in the suburban Boston area, subject to the provisions of Section 5.1(a).

      Escalation Factor: 16.99%, as computed in accordance with the Escalation Factor Computation.

      Initial Term: Five (5) years commencing on the Commencement Date and expiring at the close of the day immediately preceding the fifth anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary shall fall.

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                                                        Version - August 1, 2000


      Security Deposit: $129,881, subject to adjustment pursuant to Section
14.17.

      Base Operating Expenses: The actual Operating Expenses with respect to the calendar year ending December 31, 2000 (which includes an allowance of $0.95 per square foot of Building Rentable Area toward the actual cost to Landlord of providing convenience electricity to those portions of the Building leased or intended to be leased to tenants).

      Base Taxes: The sum of (x) one-half (1/2) the Taxes assessed with respect to the fiscal year ending June 30, 2000, as the same may be reduced by the amount of any abatement, and (y) one-half (1/2) the Taxes assessed with respect to the fiscal year ending June 30, 2001, as the same may be reduced by the amount of any abatement.

      Broker: Spaulding & Slye and Hunneman Commercial Company. Inc.

1.3   ADDITIONAL DEFINITIONS.

      Agent: Spaulding & Slye, Inc., or such other person or entity from time to time designated by Landlord.

      Building Rentable Area: Agreed to be 71,496 square feet.

      Business Days: All days except Saturday, Sunday, New Year's Day, Martin Luther King Day, President's Day, Patriots Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday) and such other days that tenants occupying at least 50% of Building Rentable Area now or in the future recognize as holidays for their general office staff.

      Commencement Date: As defined in Section 4.1.

      Default of Tenant: As defined in Section 13.1.

      Escalation Charges: The amounts prescribed in Sections 8.1 and 9.2.

      Escalation Factor Computation: Premises Rentable Area divided by 93% of Building Rentable Area.

      Force Majeure: Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's or Tenant's reasonable control (provided however that no force majeure event shall relieve either party of any monetary obligations hereunder).

      Initial Public Liability Insurance: $2,000,000 per occurrence/$3,000,000 aggregate (combined single limit) for property damage, bodily injury or death.

      Landlord's Work: As defined in Section 4.2.

      Operating Expenses: As determined in accordance with Section 9.1.

      Operating Year: As defined in Section 9.1.


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                                                        Version - August 1, 2000


      Park: The properties owned by Landlord at 110, 112 and 114 Turnpike Road, Westborough, Massachusetts.

      Premises: A portion of the Building as shown on Exhibit A annexed hereto.

      Property: The Building and the land parcels on which it is located (including adjacent sidewalks and other portions of the Park).

      Substantial Completion Date: As defined in Section 4.2.

      Tax Year: As defined in Section 8.1.

      Taxes: As determined in accordance with Section 8.1.

      Tenant's Removable Property: As defined in Section 5.2.

      Term of this Lease: The Initial Term and any extension thereof in accordance with the provisions hereof.

                                    ARTICLE 2

                         PREMISES AND APPURTENANT RIGHTS


2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2 APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, stairways, elevators and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to
      Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

      (b) Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows (except the inner surface of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof. Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) interior storm windows, sun control devices, utility lines, equipment, stacks, pipes, conduits, ducts and the like. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls.


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                                                        Version - August 1, 2000


      (c) Tenant shall also have the right (subject to reasonable rules and regulations from time to time established by Landlord) to use, on an non-exclusive, unreserved basis the parking areas located on the Property adjacent to the Building. The parking areas serving the Park contain approximately 4 spaces per 1,000 square feet of rentable area in the Park.

                                    ARTICLE 3

                                   BASIC RENT

3.1 PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Section 12.2), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, to OTR/Westborough Executive Park, c/o Spaulding & Slye, P.O. Box 30474, Hartford, CT 06150, or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. In the event that any installment of Basic Rent is not paid within five (5) days after the date on which the same were due (provided that such 5-day grace period shall not apply more than once in any twelve-month period). I Tenant shall pay, in an addition to any charges under Section 14.18, at Landlord's request an administrative fee equal to five percent (5%) of the overdue payment. Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Escalation Charges, additional charges or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

      (b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

                                    ARTICLE 4

                           COMMENCEMENT AND CONDITION

4.1 COMMENCEMENT DATE. The Commencement Date shall be the first full day following the Substantial Completion Date (as defined in Section 4.2(c)). Landlord estimates that the Commencement Date will occur on or around September 15, 2000 (the "Target Commencement Date"). If Landlord shall fail to deliver the Premises on the Target Commencement Date, Landlord shall not be liable to Tenant for any damages, and the adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Basic Rent shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of failure to deliver the Premises on the Target Commencement Date.


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                                                        Version - August 1, 2000


      Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Commencement Date as determined pursuant to the preceding sentence, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date. Promptly upon the occurrence of the Commencement Date, Landlord and Tenant shall enter into a letter agreement substantially in the form annexed hereto as Exhibit E but the failure by either party to execute such a letter shall have no effect on the Commencement Date, as hereinabove determined.

4.2 PREPARATION OF THE PREMISES. (a) Landlord has prepared and Tenant has approved a so-called "fit" or layout plan, reflecting the work described on Exhibit F hereto. From the layout plan, Tenant shall prepare and deliver to Landlord architectural plans and specifications (the "Plans"), suitable for obtaining necessary permits and approvals to complete such work. Such Plans shall comply with all applicable laws, codes and ordinances. If any aspect of the Plans is reasonably disapproved by Landlord, Tenant shall promptly amend the Plans so as to make the same acceptable to Landlord, in its reasonable discretion.

      (b) Promptly after approval of the Plans (and execution of a work letter in form and substance reasonably acceptable to the parties, if requested by Landlord) Landlord shall exercise all reasonable efforts to complete the work ("Landlord's Work") specified therein necessary to prepare the Premises for Tenant's occupancy, but Tenant shall have no claim against Landlord for failure so to complete such Work except the delay in the Commencement Date provided above; provided, however, that if Landlord shall not have completed Landlord's Work by December 1, 2000, other than as a result of Tenant's Delay, then Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord. To the extent that the cost to Landlord of completing Landlord's Work (as reasonably estimated by Landlord's contractor as of the time of approval of Tenant's Plans, and including if Tenant so desires, the cost to Tenant of preparing the Plans) exceeds an amount ("Landlord's Contribution") equal to One Hundred Thirty-five Thousand Five Hundred Twenty-eight Dollars ($135,528.00), Tenant shall pay such excess to Landlord, fifty percent (50%) thereof to be paid on the date Tenant's Plans are approved and fifty percent (50%) on the Commencement Date (or, in either case, at such later time as Landlord advises Tenant of the amount of such excess). Tenant shall, if requested by Landlord, execute a work letter confirming such excess costs prior to the time Landlord shall be required to commence work. In the event that the actual cost to Landlord of completing Tenant's Work is greater or less than the estimate of Landlord's contractor, then Tenant shall pay, or Landlord shall credit, such difference (as the case may be) within fifteen (15) days after Landlord shall advise Tenant of such actual cost.

      (c) Landlord shall undertake Landlord's Work in accordance with applicable laws and codes, including without limitation the Americans with Disabilities Act of 1990. The Premises shall be deemed ready for occupancy on the first day (the "Substantial Completion Date") as of which Landlord's Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e. so-called "punch list" items) and Tenant has been given notice thereof. Landlord shall complete as soon as conditions permit all "punch list" items and Tenant shall afford Landlord access to the Premises for such purposes.

4.3 CONCLUSIVENESS OF LANDLORD'S PERFORMANCE. Except to the extent to which Tenant shall have given Landlord notice, not later than the end of the second full calendar month of the Term of this Lease next beginning after the Commencement Date, of respects in which Landlord has not performed Landlord's Work, Tenant shall have no claim that Landlord has failed to perform any of


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                                                        Version - August 1, 2000


      Landlord's Work. Except for Landlord's Work, the Premises are being leased in their condition AS IS WITHOUT REPRESENTATION OR WARRANTY by Landlord. Tenant acknowledges that it has inspected the Premises and common areas of the Building and, except for Landlord's Work, have found the same satisfactory.

4.4 TENANT'S DELAYS. (a) If a delay shall occur in the Substantial Completion Date as the result of:

      (i) any request by Tenant that Landlord delay in the commencement or completion of Landlord's Work for any reason;

      (ii) failure by Tenant to deliver the Plans in form acceptable to Landlord, or any change by Tenant in any of the Plans after approval by Landlord;

      (iii) any other act or omission of Tenant or its officers, agents, servants or contractors;

      (iv) any special requirement of the Plans not in accordance with Landlord's building standards; or

      (v) any reasonably necessary displacement of any of Landlord's Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii), (iii) or (iv) of this paragraph and the fitting of such Work back into such schedule;

      then Tenant shall, from time to time and within ten (10) days after demand therefor, pay to Landlord for each day of such delay the amount of Basic Rent, Escalation Charges and other charges that would have been payable hereunder had the Tenant's obligation to pay Basic Rent (without regard to any period of free rent) commenced immediately prior to such delay.

      (b) If a delay in the Substantial Completion Date, or if any substantial portion of such delay, is the result of Force Majeure, and such delay would not have occurred but for a delay described in paragraph (a), such delay shall be deemed added to the delay described in that paragraph.

      (c) The delays referred to in paragraphs (a) and (b) are herein referred to collectively and individually as "Tenant's Delay."

      (d) If, as a result of Tenant's Delay(s), the Substantial Completion Date is delayed beyond November 1, 2000, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord's Work, plus an amount equal to Landlord's out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to paragraph (a) through the effective termination date.

      (e) The Construction Deadline shall automatically be extended for the period of any delays caused by Tenant's Delay(s) or Force Majeure.


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                                   ARTICLE 5

                                USE OF PREMISES

5.1 PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses specifically excluding use for medical, dental, governmental, utility company or employment agency offices.

         (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

                  (i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

                  (ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisement or the like visible to public view outside of the Premises. Landlord will not withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord in its reasonable discretion and Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building (and, in the case of multi-tenant floors, in that floor's elevator lobby) in which will be placed Tenant's name and the location of the Premises in the Building;

                  (iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building;

                  (iv) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations, including without limitation the Americans With Disabilities Act of 1990; and

                  (v) Tenant shall continuously throughout the Term of this Lease occupy the Premises for Permitted Uses.

           (c) Landlord represents that, to the best actual knowledge of Landlord's employees involved on a day-to-day basis with the operation of the Property, and without any independent investigation beyond reports prepared at the time of Landlord's acquisition of the Property, there exist no unlawful quantities of asbestos or hazardous materials in the Premises or the Building. Tenant shall not, at any time, bring any so called "Hazardous Material" to the Premises or the Property, and shall never use the Premises in such a way as could generate "Hazardous Material," in either case except in strict accordance with all "Environmental Laws" and requirements of federal, state or local

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                                                        Version - August 1, 2000

           government with respect to "Hazardous Material" and other environmental matters at its sole cost and expense. Tenant hereby indemnifies and agrees to defend and hold the Landlord harmless from and against any and all liens, damages, losses, liabilities, obligations, penalties, claims, litigation, demands, judgments, suits, proceedings, costs, disbursements or expenses of any kind or nature whatsoever (including, without limitation, attorneys' and experts' fees and expenses) which may at any time be imposed upon, incurred by or asserted or awarded against the Landlord, the Premises, the Building or the Property arising from or out of (i) the release by Tenant of any Hazardous Materials at any time during the Term of this Lease on, in, under or affecting all or any portion of the Property, (ii) the violation or alleged violation by Tenant during the term of this Lease of any Environmental Law with respect to the Property or any portion thereof, and (iii) any attempts by the Landlord to enforce the foregoing rights. The foregoing indemnification shall include, without limitation (x) the cost of removal of any and all Hazardous Materials released by Tenant from all or any portion of the Property or any surrounding areas, (y) additional costs required as a result of such release or violation by Tenant to take necessary precautions to protect against the discharge, spillage, emission, leakage, seepage or release of Hazardous Materials on, in, under or affecting the Premises or the Property or into the air water or soil, and (z) costs incurred as a result of such release or violation by Tenant to comply with Environmental Laws in connection with all or any portion of the Premises or any surrounding areas. In determining whether the Tenant is liable under this paragraph (c), the term "Tenant" shall include Tenant and its agents, employees and independent contractors. For purposes hereof, "Hazardous Material" or "Hazardous Materials" means and includes petroleum products, flammable explosives, radioactive materials, asbestos or any material containing asbestos, polychlorinated biphenyls, and/or any hazardous, toxic or dangerous waste, substance or material now or hereafter defined as such, or as a hazardous substance, or any similar term, by or in the Environmental Laws. For purposes of this Lease, "Environmental Law" or "Environmental Laws" shall mean: (x) any "Superfund" or "Super Lien" law, or any other federal, state or local statute, law ordinance, code, rule, regulation, order or decree, regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Materials as may now or at any time hereafter be in effect, including without limitation, the following as the same may be amended or replaced from time to time, and all regulations promulgated thereunder or in connection therewith: the Super Fund Amendments and Reauthorization Act of 1986, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, the Hazardous Waste Management System, and the Occupational Safety and Health Act of 1970; and (y) any law, ordinance or regulation the primary purpose of which is to protect the quality of the environment. Notwithstanding the foregoing, Tenant shall be permitted to use and store reasonable amounts of Hazardous Materials on the Premises which are commonly used in offices, provided that such Hazardous Materials are used and stored in accordance with all applicable Environmental Laws.

5.2 INSTALLATIONS AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Premises (including any improvements other than Landlord's Work necessary for Tenant's initial occupancy of the Premises) without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed as to alterations, additions and improvements that do not affect the structure of the Building or the electrical, mechanical or plumbing systems therein. Any such alterations, additions or improvements shall be in accordance with complete plans and specifications meeting the requirements set forth in the rules and regulations from time to time in effect

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                                                        Version - August 1, 2000

           and approved in advance by Landlord. Such work shall (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, (ii) be made at Tenant's sole cost and expense and at such times and in such a manner as Landlord may from time to time reasonably designate, (iii) be made only in accordance with the rules and regulations from time to time in effect with respect thereto, and (iv) become part of the Premises and the property of Landlord. If any alterations or improvements shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant's Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality.

           (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal. Should Landlord require Tenant to remove any fixtures or alterations not defined as being included in Tenant's Removable Property, Landlord agrees to designate such fixtures or alterations at the time of installation.

           (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Whenever and as often as any mechanic's lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.

           (d) In the course of any work being performed by Tenant (including without limitation the "field installation" of any Tenant's Removable Property), Tenant agrees to use labor compatible with that being employed by Landlord for work in or to the Building or other buildings owned by Landlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with Landlord, or which are controlled by Landlord or, if Landlord is a partnership, by any partner of Landlord) and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements made by Landlord.

                                   ARTICLE 6

                            ASSIGNMENT AND SUBLETTING

6.1 PROHIBITION. (a) Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered, subleased or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term,

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                                                        Version - August 1, 2000

without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting. Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf; all or any portion of Basic Rent, Escalation Charges or other charges due under this Lease; and/or (y) a third party undertakes or is granted the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this
Article VI. Except as provided herein, the provisions of this paragraph (a) shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease.

(b) The provisions of paragraph (a) shall not apply to either: transactions with an entity into or with which Tenant is merged or consolidated, or to which substantially all of Tenant's assets are transferred; or transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant ("Permitted Assignments"); provided that in either such event:

        (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles consistently applied at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease,

        (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and

        (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting.

(c) If, in violation of this Article 6, this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in paragraph (a) of this Section 6.1 or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No such assignment, subletting, or occupancy shall affect or be contrary to Permitted Uses. Any consent by Landlord to a particular assignment, subletting or occupancy shall be revocable, and any assignment, subletting or occupancy shall be void ab initio, if the same shall fail to require that such assignee, subtenant or occupant agree therein to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.

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                                                        Version - August 1, 2000

6.2        CONSENT TO SUBLEASE. Notwithstanding the prohibition set forth in
           Section 6.1(a), Landlord shall not unreasonably withhold its consent to one or more sublettings requested by Tenant, provided further that:

                  (i) The business of each proposed subtenant and its use of the Premises shall be consistent with the Permitted Uses.

                  (ii) Neither the proposed subtenant, nor any person who directly or indirectly, controls, is controlled by, or is under common control with, the proposed subtenant or any person who controls the proposed subtenant, shall be (A) a government (or subdivision or agency thereof), except as otherwise provided in Section 5.1, or (B) an occupant of any building in the Park owned by Landlord;

                  (iii) The form of the proposed sublease shall be reasonably satisfactory to Landlord and its counsel and shall comply with the applicable provisions of this Article 6;

                  (iv) No proposed sublease shall cover less than 2,000 square feet of Premises Rentable Area, nor shall the total number of occupants of the Premises (including Tenant and any subtenant) exceed four (4); and

                  (v) not later than thirty (30) days prior to the proposed commencement of such sublease, Landlord shall have received information reasonably sufficient to determine compliance with the foregoing conditions.

                  Moreover, notwithstanding such sublease, Tenant shall in all cases remain fully and primarily liable hereunder. Landlord agrees to respond with reasonable promptness to any request by Tenant for any consent described above. It is agreed that this Section 6.2 shall not apply to Permitted Assignments.

6.3 EXCESS PAYMENTS. In the event that Tenant shall enter into one or more subleases pursuant to Section 6.2, if the rent and other sums (including without limitation the fair value of any services provided by such subtenant for Tenant) on account of any such sublease exceed the Basic Rent and Escalation Charges allocable to that portion of the Premises subject to such sublease, plus actual out-of-pocket third party costs actually paid in connection with such sublease (such expenses to be pro-rated evenly over the term of such sublease), including without limitation legal expenses, marketing expenses, tenant improvements, and reasonable brokerage commissions actually paid to a licensed broker, Tenant shall pay to Landlord, as an additional charge, 75% of such excess, such amount to be paid monthly with payments by Tenant of Basic Rent hereunder.

6.4 TERMINATION. Notwithstanding any other provision of this Article 6 to the contrary, if and at each such time as Tenant shall intend to enter into any sublease pursuant to Section 6,2, which sublease either (i) covers all or substantially all of the Premises, or (ii) has a term (including options to extend or renew) covering all or substantially all of the remainder of the Term of this Lease (excluding any extension options with respect to which Tenant shall not then have exercised its options), then Tenant shall give Landlord notice of such intent not earlier than sixty (60), and not later than thirty (30), days prior to the effective date of such proposed sublease, and Landlord may then elect to terminate this Lease (if less than all or substantially all of the Premises are covered by such sublease, then such termination shall affect only that portion of the Premises proposed to be covered by such sublease) by

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
                                                        Version - August 1, 2000

           giving notice to Tenant of such election not later than fifteen (15) days after receipt of Tenant's notice and, upon the giving of such notice by Landlord, this Lease shall terminate with respect to such portion as of the date on which such sublease would have become effective (or, if later, on the date on which Landlord's replacement tenant for the area affected becomes effective) with the same force and effect as if such date were the date originally set forth herein as the expiration date hereof. If Landlord shall elect to terminate this Lease with respect to any portion of the Premises as hereinabove provided, then (A) from and after the effective date of such termination, the definitions of Basic Rent, Premises, Premises Rentable Area and Escalation Factor shall be adjusted to reflect that portion of the Premises that remains subject to this Lease after such termination, and (B) Tenant shall pay to Landlord, as an additional charge, any costs incurred by Landlord in connection with physically separating such terminated portion from the remainder of the Premises and complying with any laws, regulations and requirements of governmental authorities regarding the creation of multi-tenant floors. It is agreed that this Section 6.4 shall not apply to Permitted Assignments.

6.5 MISCELLANEOUS. (a) Any sublease consented to by Landlord shall be expressly subject and subordinate to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Any proposed sub-sublease or proposed assignment of a sublease shall be subject to the provisions of this Article. Tenant shall reimburse Landlord on demand, as an additional charge, for any out-of-pocket costs (including reasonable attorneys' fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant. Any sublease to which Landlord gives its consent shall not be valid or binding on Landlord unless and until Tenant and the sublessee execute a consent agreement in form and substance reasonably satisfactory to Landlord.

           (b) Notwithstanding any sublease, or any amendments or modifications subsequent thereto, Tenant will remain fully liable for the payment of Basic Rent, Escalation Charges and other charges and for the performance of all other obligations of Tenant contained in this Lease. Any act or omission of any subtenant, or of anyone claiming under or through any subtenant, that violates any of the obligations of this Lease shall be deemed a violation of this Lease by Tenant.

           (c) The consent by Landlord to any sublease shall not relieve Tenant or any person claiming through or under Tenant of the obligation to obtain the consent of Landlord, pursuant to the provisions of this Article, to any subsequent sublease.

           (d) With respect to each and every sublease authorized by Landlord under the provisions of this Article, it is further agreed that any such sublease shall provide that: (i) the term of the sublease must end no later than one day before the last day of the Term of this Lease; (ii) no sublease shall be valid, and no subtenant shall take possession of all or any part of the Premises until a fully executed counterpart of such sublease has been delivered to Landlord; (iii) each sublease shall provide that it is subject and subordinate to this Lease; (iv) Landlord may enforce the provisions of the sublease, including collection of rents; (v) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord's written consent or by any previous prepayment of more than one month's rent.

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                                                        Version - August 1, 2000

6.6 ACCEPTANCE OF RENT. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If all or any part of the Premises are sublet, whether or not in violation of this Lease, Landlord may, after a Default of Tenant has occurred, collect rent from the subtenant. In either event, Landlord may apply the net amount collected to payment of Rents, but no such assignment, subletting, or collection shall be deemed a waiver of any of the provisions of this Article, an acceptance of the assignee or subtenant as a lessee, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease.

                                   ARTICLE 7

             RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES;
                      SERVICES TO BE FURNISHED BY LANDLORD

7.1 LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including all plumbing, mechanical and electrical systems installed by Landlord, but specifically excluding any supplemental heating, ventilation or air conditioning equipment or systems installed at Tenant's request or as a result of Tenant's requirements in excess of building standard design criteria), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

           (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this
           Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or falls to proceed with reasonable diligence to complete such repairs.

7.2 TENANT'S AGREEMENT. (a) Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and the standards recommended by the Boston Board of Fire Underwriters, and shall, at Tenant's expense, obtain all permits, licenses and the like required by applicable law. To the extent that the Premises constitute a "Place of Public Accommodation" within the meaning of the Americans With Disabilities Act of 1990, Tenant shall be responsible, subject to the requirements of Section 5.2, for making the Premises comply with such Act. Notwithstanding the foregoing or the provisions of Article XII, to the maximum extent this provision may be enforceable according to law, Tenant shall be responsible for the cost of repairs which may be

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
                                                        Version - August 1, 2000


           made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its contractors or invitees (including any damage by fire or other casualty arising therefrom) and, if the premium or rates payable with respect to any policy or policies of insurance purchased by Landlord or Agent with respect to the Property increases as a result of payment by the insurer of any claim arising from the any act or neglect of Tenant, or its contractors or invitees, Tenant shall be pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord, as an additional charge.

           (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand (except in the case of an emergency, in which event Landlord may make such repairs immediately), Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of
           Section 14.18 being applicable to the costs thereof), and shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant's stock or business by reason thereof.

 7.3 FLOOR LOAD - HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, but may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

           (b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

 7.4 BINDING SERVICES. (a) Landlord shall, on Business Days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 am. to 1:00 p.m., furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 150 square feet of Premises Rentable Area and an electrical load not exceeding 4.5 watts per square foot of Premises Rentable Area. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord shall furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

           (b) Landlord shall also provide:

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
                                                        Version - August 1, 2000


                  (i) Passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants in the Building.

                  (ii) Warm water for lavatory purposes and cold water (at temperatures supplied by the city in which the Property is located) for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge.

                  (iii) Cleaning and janitorial services to the Premises, provided the same are kept in order by Tenant, substantially in accordance with the cleaning standards from time to time in effect for the Building.

                  (iv) Free access to the Premises on Business Days from 8:00 a.m. to 6:00 p.m., and at all other times subject to security precautions from time to time in effect, and subject always to restrictions based on emergency conditions.

           (c) Landlord or Agent may from time to time, but shall not be obligated to, provide one or more uniformed attendants in or about the lobby of the Building. Unless Landlord expressly agrees otherwise in writing, such attendant(s) shall serve functions such as assisting visitors and invitees of tenants and others in the Building, monitoring fire control and alarm equipment, and summoning emergency services to the Building as and when needed. Tenant expressly acknowledges and agrees that: (i) such attendants shall not serve as police officers, and will be unarmed, and will not be trained in situations involving potentially physical confrontation; and (ii) if provided, such attendants will be provided solely as an amenity to tenants of the Building for the sole purposes set forth above, and not for the purpose of securing any individual tenant premises or guaranteeing the physical safety of Tenant's Premises or of Tenant's employees, agents, contractors or invitees. If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with Landlord and after obtaining Landlord's consent, which shall not be unreasonably withheld. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant's property, and for that of Tenant's employees, agents, contractors and invitees, and, without in any way limiting the operation of Article X hereof, Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee. Tenant agrees that, as between Landlord and Tenant, it is Tenant's responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

 7.5 ELECTRICITY. (a) Landlord shall supply electricity to the Premises to meet a demand requirement not to exceed 4.5 watts per square foot of Premises Rentable Area for standard single-phase 120 volt alternating current and Tenant agrees in its use of the Premises (i) not to exceed such requirements and

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                                                        Version - August 1, 2000

         (ii) that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations. If, without in any way derogating from the foregoing limitation, Tenant shall require electricity in excess of the requirements set forth above, Tenant shall notify Landlord and Landlord may (without being obligated to do so) supply such additional service or equipment at Tenant's sole cost and expense. Landlord shall purchase and install, at Tenant's expense, all lamps, tubes, bulbs, starters and ballasts. In order to assure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building's electric system, Tenant shall not, without Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, connect any fixtures, appliances or equipment to the Building's electric distribution system other than personal computers, facsimile transceivers, typewriters, pencil sharpeners, adding machines, photocopiers, word and data processors, clocks, radios, hand-held or desk top calculators, dictaphones, desktop computers and other similar small electrical equipment normally found in business offices and not drawing more than 15 amps at 120/208 volts.

         (b) From time to time during the Term of this Lease, Landlord shall have the right to have an independent electrical consultant selected by Landlord make a survey of Tenant's electric usage, the result of which survey shall be conclusive and binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (a), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the cost of such survey and the cost, as determined by such consultant, of electricity usage in excess of such requirements as an additional charge.

         (c) Landlord shall have the right to discontinue furnishing electricity to the Premises at any time upon not less than thirty (30) days' notice to Tenant provided Landlord shall, at Landlord's expense (unless such separate metering shall be as a result of Tenant's having exceeded the limits set forth in paragraph (a) above, in which case Tenant shall bear such expense), separately meter the Premises directly to the applicable public utility company and further provided that such discontinuance by Landlord does not cause a material interruption in utility service to the Premises during such transition. If Landlord exercises such right, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to the Premises, and

                  (i) in the computation of Operating Expenses, only the cost of electricity supplied to those portions of the Building other than those leased or intended to be leased to tenants for their exclusive use and occupancy, i.e., only those areas which are so-called common areas, shall be included;

                  (ii) Tenant shall no longer be required to pay the Estimated Electricity Payment, and Base Operating Expenses shall be reduced by $0.95 per square foot of Building Rentable Area; and

                  (iii) Landlord shall permit Landlord's existing wires, risers, conduits and other electrical equipment of Landlord to be used to supply electricity to Tenant provided that the limits set forth in paragraph (a) shall not be exceeded, and Tenant shall be responsible for payment of all electricity charges directly to such utility.

         (d) Tenant shall not at any time contract to purchase electricity from any provider (an "ASP") other than the service provider from whom Landlord from time to time shall purchase electricity for the common areas of the Building, or give any such ASP permission to install lines or other equipment, without in each case obtaining the Landlord's prior written consent. Such consent shall not be

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
                                                        Version - August 1, 2000

           unreasonably withheld, provided that it shall not be unreasonable in any case for Landlord to require: (i) that Landlord shall not be required to incur any expense in connection with any aspect of the service to be provided by Tenant's ASP, including without limitation, the cost of installation, service and/or removal of equipment, fixtures or materials associated therewith; (ii) that prior to the commencement of any work in the Building by the ASP, Landlord shall have been furnished with information (acceptable to Landlord in its reasonable discretion) as to the ASP's financial condition, business reputation and insurance coverage; (iii) that Landlord shall have determined that there is sufficient space in the Premises and in any common electrical closets (for which Landlord may charge a reasonable fee) or other facilities for the ASP to install, maintain and repair its equipment, and that the installation, maintenance and repair of such equipment shall not have any detrimental effect on the Building, the Property or on the property or facilities of any other tenant or occupant of any part thereof; (iv) that Tenant and/or the ASP shall have obtained all necessary permits, licenses and approvals; (v) that Landlord shall have the right to have access to any equipment placed in the Building for purposes of inspection and ensuring compliance herewith; and (vi) that Tenant's agreement with the ASP shall not result in any adverse financial impact on Landlord or the other tenants in the Building. Tenant shall be solely responsible for any and all costs and expenses incurred in connection with the installation, use, maintenance, repair and removal of such equipment and shall indemnify, defend and hold Landlord harmless from and against any loss, cost, damage or expense suffered by Landlord as a result of Tenant's arrangements with its ASP (except to the extent arising from Landlord's grossly negligent acts or omissions). Landlord shall have no liability for the service to be provided by any ASP, including without limitation any loss or interruption of service or any damages to Tenant or its business arising therefrom.

                                    ARTICLE 8

                                REAL ESTATE TAXES

8.1 PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term "Tax Year" shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term "Taxes" shall mean real estate taxes assessed with respect to (i) the Property for any Tax Year.

           (b) in the event that for any reason, Taxes during any Tax Year shall exceed Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Taxes over Base Taxes for such Tax Year, multiplied by (ii) the Escalation Factor, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

           (c) Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant's required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for

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           such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Year are greater than estimated payments theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord.

 8.2 ABATEMENT. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Escalation Factor; provided, that in no event, shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of Section 8.1 or to receive any payments or abatement of Basic Rent if Taxes for any year are less than Base Taxes or Base Taxes are abated.

 8.3 ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord, Tenant agrees that such taxes or other charges shall be deemed to be, and shall be, Taxes hereunder and Tenant shall pay an equitable share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

           (b) If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

                                   ARTICLE 9

                         OPERATING AND UTILITY EXPENSES

 9.1 DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

           Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

           Operating Expenses: aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property all as set forth in Exhibit C annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of Building Rentable Area was occupied by tenants or if Landlord was not supplying all tenants with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall,

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         for the purposes hereof, be deemed to be the Operating Expenses for such Year. Without limitation of the foregoing, Tenant acknowledges that the Building is a portion of the Park, and that under certain circumstances, Landlord will have services performed or materials supplied to one or more buildings or common areas in the Park. Landlord shall allocate the cost of such services and materials among one, two or all three buildings in the Park, as Landlord shall deem reasonably appropriate (Landlord's allocation being conclusive and binding) and, to the extent that any such cost would be included in Operating Expenses if supplied only to the Building, the Building's reasonable share of any such costs provided to the Park shall likewise be included in Operating Expenses.

9.2 TENANT'S PAYMENTS. (a) In the event that for any Operating Year Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Operating Expenses multiplied by (ii) the Escalation Factor, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends.

         (b) Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Year by Tenant exceed Tenant's required payment on account thereof for such Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

         (c) If Tenant shall so request, within 30 days after receipt of any accounting required to be presented by Landlord hereunder, Landlord shall permit Tenant, at Tenant's expense and during normal business hours, to review Landlord's invoices relating to Operating Expenses for the Operating Year in respect of which such accounting was prepared for the purpose of verifying any accounting that Landlord is required to give hereunder. Any such request shall be accompanied by a statement setting forth, in reasonable detail, the particular respects which Tenant disputes or questions such accounting. In making any such examination, Tenant agrees, and shall cause its auditors, accountants and any other employees, agents or contractors having access to such information to agree, to keep strictly confidential (i) any and all information contained in such books and records, and (ii) the circumstances and details pertaining to such examination, including without limitation the nature of any dispute in respect of Operating Expenses and the nature or details of any settlement thereof; and Tenant will confirm and cause its auditors, accountants, employees, agents and contractors to confirm such agreement in writing, if so requested by Landlord, prior to such examination. If Tenant shall not request any such review within the 30-day period hereinabove referred to, then Landlord's accounting shall be binding and conclusive. During the pendency of any such examination, Tenant shall make all payments claimed by Landlord to be due, such payments to

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         be without prejudice to Tenant's position.

         (d) If Tenant elects to conduct such an examination, and fails to notify Landlord in writing within 60 days after receipt of such accounting that, based upon such examination, Tenant disputes the correctness of such accounting (and specifies the particular respects in which the accounting is claimed to be incorrect), Landlord's accounting shall be binding and conclusive upon Tenant. If any dispute has not been resolved by agreement within thirty (30) days after Tenant's notice, then Tenant may, within 15 days after the expiration of such 30-day period, submit the matter to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except that there shall be only one arbitrator, who shall have had at least ten (10) years' experience as a certified property manager in buildings similar to the Building and in the same general location and market. If Tenant shall fail to submit the matter to arbitration within such 15-day period, then the accounting shall be conclusively deemed to be correct. Pending resolution by agreement or arbitration, Tenant shall make any payments claimed by Landlord to be due on account of Operating Expenses, such payment to be without prejudice to Tenant's position. Any decision by an arbitrator shall be final and binding on the parties. If the dispute shall be resolved in Tenant's favor, Landlord shall forthwith credit the amount overpaid by Tenant against amounts subsequently coming due on account of Operating Expenses, and Landlord shall reimburse Tenant for one-half of the reasonable cost of such arbitrator. If such dispute shall be resolved in Landlord's favor, Tenant shall reimburse Landlord for one-half of the reasonable cost of such arbitrator.

                                   ARTICLE 10

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1 TENANT'S INDEMNITY. Except to the extent that such claims arise from the intentional or negligent acts or omissions of Landlord or its agents or employees, Tenant agrees to indemnify and save harmless Landlord from and against all claims, loss, cost, damage or expense of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury or damage occurring outside of the Premises but on the Property where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents or employees or independent contractors; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease until the end of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof; including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

10.2 PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Tenant is named as an insured and Landlord, Agent

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                                                        Version - August 1, 2000

         (and such other persons as are in privity of estate with Landlord as may be set out in a notice from time to time) are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord, Agent and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Each such policy shall be non-cancelable and non-amendable with respect to Landlord, Agent and Landlord's said designees without thirty (30) days' prior notice, shall be written on an "occurrence" basis, and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time request, and a duplicate original thereof shall be delivered to Landlord.

10.3 TENANT'S RISK. Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk. Except to the extent that such claims arise from the intentional or negligent acts or omissions of Landlord or its agents or employees, neither Landlord nor Landlord's insurers shall have any responsibility or liability for any loss of or damage to Tenant's Removable Property. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis, insuring Tenant's Removable Property and any alterations, additions or improvements installed by Tenant pursuant to Section 5.2., to the extent that the same have not become the property of Landlord, and other so-called improvements and betterments. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4 INJURY CAUSED BY THIRD PARTIES. Except to the extent that such claims arise from the intentional or negligent acts or omissions of Landlord or its agents or employees, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise.

                                   ARTICLE 11

                          LANDLORDS ACCESS TO PREMISES

11.1 LANDLORD'S RIGHTS. Landlord and Agent shall have the right to enter the Premises at all reasonable hours upon reasonable prior notice to Tenant (which notice may be oral, but in no event shall notice be required in the event of an emergency) for the purpose of inspecting or making repairs to the same, and Landlord and Agent shall also have the right to make access available at all reasonable hours upon reasonable prior notice to Tenant (which notice may be oral) to prospective or existing mortgagees, purchasers or tenants of any part of the Property. Landlord and Agent agree to use commercially reasonable efforts to minimize disruption of Tenant's business during any entry hereunder.

                                   ARTICLE 12

                           FIRE, EMINENT DOMAIN, ETC.

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 12.1      ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard for the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to
           Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

 12.2      LANDLORD'S RIGHT OF TERMINATION. If the Premises or the
           Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within ninety (90) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

 12.3      RESTORATION. If this Lease shall not be terminated pursuant to
           Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to original condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six (6) months after the expiration of the 90-day period referred to in Section 12.2 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended) provided that such restoration is not completed within such period. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration, and time shall be of the essence with respect thereto.

 12.4 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant's name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's

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                                                        Version - August 1, 2000

         Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                   ARTICLE 13

                                    DEFAULT

13.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

                  (i) Tenant shall fail to pay the Basic Rent, Escalation Charges or additional charges hereunder when due and such failure shall continue for three (3) full Business Days after notice to Tenant from Landlord; or

                  (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

                  (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

                  (iv) Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (v) An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

                  (vi) A petition shall be filed against Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the

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                                                        Version - August 1, 2000

                  consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

                  (vii) If: (x) Tenant shall fail to pay the Basic Rent, Escalation Charges, additional charges or other charges hereunder when due or shall fall to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall cure any such failure within the applicable grace period set forth in clauses (i) or
                  (ii) above; or (y) a Default of Tenant of the kind set forth in clauses (i) or (ii) above shall occur and Landlord shall, in its sole discretion, permit Tenant to cure such Default after the applicable grace period has expired; and a similar failure or Default shall occur more than twice within the next 365 days (whether or not such similar failure is cured within the applicable grace period);

         then in any such case Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

         (b) For purposes of clause (a)(v) above, an "Event of Bankruptcy" means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term "Bankruptcy Code" means 11 U.S.C Section 101, et. seq. If an Event of Bankruptcy occurs, then the trustee of Tenant's bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within sixty (60) days after the date of the filing of the voluntary petition, the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original 60-day period):


                  (i) file a motion to assume the Lease with the appropriate court;

                  (ii) satisfy all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                           (A) cure all Defaults of Tenant under this Lease or provide Landlord with Adequate Assurance (as defined below) that it will (x) cure all monetary Defaults of Tenant hereunder within ten (10) days from the date of the assumption; and (y) cure all nonmonetary Defaults of Tenant hereunder within 30 days from the date of the assumption;

                           (B) compensate Landlord and any other person or entity, or provide Landlord with Adequate Assurance that within ten (10) days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Default of Tenant, the trustee, or the debtor-in-possession;

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
                                                        Version - August 1, 2000


                           (C) provide Landlord with Adequate Assurance of Future Performance (as defined below) of all of Tenant's obligations under this Lease; and

                           (D) deliver to Landlord a written statement that the conditions herein have been satisfied.

         (c) For purposes only of the foregoing paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) entering an order segregating sufficient cash to pay Landlord and any other person or entity under paragraph (b) above, and

                  (ii) granting to Landlord a valid first lien and security interest (in form acceptable to Landlord) in all property comprising the Tenant's "property of the estate," as that term is defined in Section 541 of the Bankruptcy Code, which lien and security interest secures the trustee's or debtor-in-possession's obligation to cure the monetary and nonmonetary defaults under the Lease within the periods set forth in paragraph (b) above;

         (d) For purposes only of paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months' Basic Rent plus an amount equal to two (2) months' installments on account of Operating Expenses and Taxes, computed in accordance with Articles 8 and 9;

                  (ii) the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Operating Expenses and Taxes, computed in accordance with Articles 8 and 9 hereof;

                  (iii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease;

                  (iv) Tenant's bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will have sufficient funds to fulfill Tenant's obligations hereunder; and

         (e) If the trustee or the debtor-in-possession assumes the Lease under paragraph (b) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first

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         provides Landlord with Adequate Assurance of Future Performance of all of Tenant's obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

         (f) For purposes only of paragraph (e) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligation under this Lease; and

                  (ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord's standards of creditworthiness;

         (g) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

         (h) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: (x) the Basic Rent, Escalation Charges and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting; and (y) if in accordance with Section 3.1(a), Tenant commenced payment of the full amount of Basic Rent on any day other than the Commencement Date, the amount of Basic Rent that would have been payable during the period beginning on the Commencement Date and ending on the day Tenant commenced payment of the full amount of Basic Rent under such Section 3.1(a). Tenant shall pay the portion of such current damages referred to in clause (x) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (y) above to Landlord upon such termination.

         (i) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any,

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      of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

      (j) In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

      (k) If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv)-(a)(vi) of this Section
      13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

      (l) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

      (m) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses at both the trial and appellate levels) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

13.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.

                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS

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                                                          Version August 1, 2000

14.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to Premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2 WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

      (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and, no Default of Tenant having occurred, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4 LANDLORD'S LIABILITY. (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned (including any condemnation or casualty proceeds), for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

(b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or failure whenever and for so long as may be necessary by reason of the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any other cause beyond


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      Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant, nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly.

      (c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

      (d) Where provision is made in this Lease for Landlord's consent and Tenant shall request such consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord's consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as an additional charge, any expenses incurred by Landlord (including without limitation reasonable legal fees and costs, if any) in connection therewith.

      (e) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

      (f) This Lease is executed by certain employees of the State Teachers Retirement System of Ohio, not individually, but solely on behalf of Landlord, the authorized nominee and agent for The State Teachers Retirement Board of Ohio ("STRBO"). In consideration for entering into this Lease, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and all persons dealing with Landlord must look solely to Landlord's assets for the enforcement of any claim against Landlord, and the obligations hereunder are not binding upon, not shall resort be had to the private property of any of the trustees, officers, directors, employees or agents of STRBO.

14.5 NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord. Landlord hereby gives Tenant notice that the holder of a mortgage on the Property as of the date hereof is IDS Life Insurance Company, 733 Marquette Avenue, Minneapolis, MN 55402, Attn: RELM Unit #401.

14.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.


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                                                          Version August 1, 2000


      (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

      (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

14.7 RULES AND REGULATIONS. Tenant shall abide by rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants, of similar nature to the Tenant named herein, of the Building. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be a conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control. Rules and Regulations currently in effect are set forth in Exhibit B.

14.8 ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated as an Escalation Charge or additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article 6 hereof.

14.11 RECORDING. Tenant agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called notice of lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or


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                                                          Version August 1, 2000


      other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12 NOTICES. Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by (i) registered or certified mail, postage prepaid, return receipt requested, (ii) nationally recognized overnight carrier, or (iii) hand delivery, as follows:

      If intended for Landlord, addressed to Landlord at Landlord's Original Address and marked: "Attention: Director of Real Estate" with a copy to Stephen T. Langer, Esq., Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

      If intended for Tenant, addressed to Tenant at Tenant's Original Address until the Commencement Date and thereafter to the Premises, (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

      All such notices shall be effective upon the first to occur of attempted delivery, actual receipt or refusal of delivery.

14.13 WHEN LEASE BECOMES BINDING; TENANT'S REPRESENTATION. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof. As a material inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants to Landlord that Tenant is not a political subdivision of the State of Ohio, or an authority, instrumentality, or municipality of the State of Ohio or a corporation or other entity in which any of the foregoing described entities own or control fifty percent (50%) or more of the stock or other evidence of ownership.

14.14 PARAGRAPH HEADINGS AND INTERPRETATION OF SECTIONS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words "including," "such as" or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as "without limitation" or "including, but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.


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14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request. In no event shall the holder of any mortgage or ground lease ever: (A) be liable for any act or omission of Landlord hereunder occurring prior to such holder's succession to Landlord's interest hereunder; or (B) be subject to any defense or offset accruing in favor of the Tenant against Landlord prior to such holder's succession to Landlord's interest hereunder; or (C) be bound by any modification of this Lease made without such holder's written consent or by any prepayment of more than one month's rent. Notwithstanding the foregoing, if the holder of such mortgage or ground lease elects to make this Lease subordinate as aforesaid, then upon the request of Tenant, Landlord agrees to use all reasonable efforts to obtain the holder's written agreement in a form acceptable to such holder that, subject to such qualifications as such holder may reasonably impose, in the event that the holder shall succeed to the interests of Landlord hereunder pursuant to such mortgage, ground lease or encumbrance, so long as no Default of Tenant exists hereunder, Tenant's right to possession of the Premises shall not be disturbed and Tenant's other rights hereunder shall not be adversely affected by any foreclosure of such mortgage or encumbrance or by termination of such ground lease. For purposes hereof, the term "all reasonable efforts" shall not include the payment of any sum of money or the consent to less favorable terms and conditions with respect to the obligations of indebtedness secured or created by such mortgage, ground lease or encumbrance. In the event that, despite such reasonable efforts, Landlord is unable to obtain such an agreement, then this Lease shall be subordinate as aforesaid.

14.16 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time and upon twenty (20) days' request therefor, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the factual status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.17 SECURITY DEPOSIT. (a) Tenant agrees that the security deposit referred to in Section 1.2 will be paid by way of an irrevocable letter of credit in such form and amount as specified in paragraphs (b) and (c) below, upon execution and delivery of this Lease, and that Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Upon the occurrence of a Default of Tenant hereunder, Landlord may at its election draw such portion of the letter of credit as shall be required to cure such Default, and Tenant shall immediately deposit with the issuing bank the amount necessary to replenish the letter of credit to the original full amount. Upon the failure of Tenant to replace any such letter at least twenty (20) Business Days prior to its expiration, and written certification thereof by Landlord to the issuing bank, Landlord may at its election draw the full amount or any part thereof, and hold, use and apply the proceeds thereof as if such proceeds were originally deposited with Landlord in cash under this Section. In the event that Landlord draws any such letter of credit, Landlord may elect to use such proceeds (or any excess proceeds after application) to obtain from another Massachusetts bank a replacement letter of credit, and the cost of such replacement shall be deducted from the available balance and reimbursed


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      by Tenant. Tenant hereby agrees, if so requested by Landlord, to enter into a letter of credit agreement with the bank so designated by Landlord, failing which Landlord may do so in Tenant's name and behalf. If Landlord conveys Landlord's interest in this Lease and assigns to the transferee its right under the letter of credit, Landlord shall be responsible for any administrative or transfer fee imposed by the issuer, provided that Landlord shall not be required to pay such a fee for the first such transfer for which such a fee is imposed, it being agreed that Tenant shall be responsible therefor.

      (b) Landlord and Tenant agree that, instead of a cash security deposit, Tenant shall satisfy the security deposit requirement under this Lease by delivering to Landlord (at the time described above) a clean, irrevocable, unconditional standby letter of credit, with a right of assignment (without charge or cost to Landlord) to any successor to Landlord's interests hereunder, in favor of Landlord in the amount of the security deposit referred to in Section 1.2. Such letter of credit, and any replacement thereof, shall be drawn on a Massachusetts or New York bank approved by Landlord from time to time. The form of the Letter of Credit annexed hereto as Exhibit LOC is acceptable to Landlord. In the event of a material adverse change in the financial position of any bank which has issued a letter of credit hereunder, Landlord reserves the right, on any scheduled expiration or renewal date of any such letter (or, in the event that Landlord reasonably determines that the condition of the issuing bank is in imminent danger of insolvency, upon 10 days' notice), to request that Tenant change the issuing bank to another bank reasonably approved by Landlord. Regardless of whether Landlord shall have previously requested that Tenant change issuing banks, if the bank on which the original letter of credit or any replacement letter is drawn is declared insolvent or placed into conservatorship or receivership, Tenant shall, within twenty
      (20) days thereafter, replace the then-outstanding letter of credit with a like letter of credit from another bank acceptable to Landlord.

      (c) Provided that, in each instance, (i) Tenant shall so request in writing, and (ii) at the effective date of such reduction there exists no Default of Tenant (nor any event or circumstance which, with the giving of notice or passage of time, would constitute a Default of Tenant), then effective on (x) the first anniversary of the Commencement Date, the letter of credit amount required to be maintained hereunder shall be reduced to an amount equal to Eighty-six Thousand Five Hundred Eighty-seven Dollars ($86,587), and (y) the second anniversary of the Commencement Date and for the remainder of the Term, the letter of credit amount required to be maintained hereunder shall be further reduced to an amount equal to Forty-three Thousand Two Hundred Ninety-four Dollars ($43,294).

      (d) From and after the time at which Landlord shall have drawn all or any portion of the proceeds of such a letter of credit, if Landlord shall not elect to obtain its own replacement letter of credit, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such proceeds, or any part thereof, to Landlord's damages arising from any then existing or subsequently occurring Default of Tenant hereunder. While Landlord holds any unapplied proceeds, Landlord shall have no obligation to pay interest on the same, and may commingle the same with Landlord's other funds. There then existing no Default of Tenant hereunder (nor any event or circumstance which, with the giving of notice or the passage of time, or both, would constitute a Default of Tenant), at the expiration of the Term of this Lease, Landlord shall return to Tenant the proceeds thereof (or, if not drawn upon, any letter of credit), or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section. If Landlord conveys Landlord's interest under this Lease, the proceeds (or, if not drawn upon, any letter of credit), or any part thereof not previously applied, shall be turned over by Landlord to Landlord's grantee, and, when actually turned over, Tenant agrees to look solely to such grantee for proper application of the proceeds in accordance with the terms of this Section, and the return thereof in accordance herewith. The holder of


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                                                        Version - August 1, 2000


      a mortgage shall not be responsible to Tenant for the return of any letter of credit or application of any such proceeds, whether or not it succeeds to the position of Landlord hereunder, unless such proceeds or letter of credit shall have actually been received by such holder.

14.18 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the base rate in effect from time to time at Fleet Bank, N.A. (but in no event less than 18% per annum), as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the base rate in effect from time to time at Fleet Bank, N.A. (but in no event less than 18% per annum) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19 HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one and one-half (1-1/2) times the Basic Rent then in effect plus Escalation Charges and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all actual damages, direct and/or indirect, sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable. The Landlord may, but shall not be required to, and only on written notice to Tenant after the expiration of the Term hereof, elect to treat such holding over as a renewal of one (1) year, to be on the terms and conditions set forth in this Paragraph 14.19.

14.20 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant: (i) mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from, and forever waives, any and all claims with respect to such loss, but only to the extent of the limits of insurance carried with respect thereto, less the amount of any deductible; and (ii) mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other.

14.21 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant's occupancy; and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.


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                                                        Version - August 1, 2000


14.22 SUBSTITUTE SPACE; DEMOLITION. If Landlord so requests, Tenant shall vacate the Premises and relinquish its rights with respect to the same provided that Landlord shall provide to Tenant substitute space in the Building, such space to be reasonably comparable in size, layout, finish and utility to the Premises, and further provided that Landlord shall, at its sole cost and expense, move Tenant and its Removable Property from the Premises to such new space in such manner as will minimize, to the greatest extent practicable, undue interference with the business or operations of Tenant, and shall reimburse Tenant up to $1,000 for the cost of reprinting Tenant's letterhead, business cards and other printed materials showing Tenant's address. Any such substitute space shall, from and after such relocation, be treated as the Premises demised under this Lease, and shall be occupied by Tenant under the same terms, provisions and conditions as are set forth in this Lease.

14.23 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker).

14.24 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts as the same may from time to time exist (but not including the choice of law rules thereof).

14.25 LANDLORD'S LIEN. So long as, at the time of Tenant's request therefor, there exists no Default of Tenant, Landlord hereby agrees to subordinate any current or future lien it may have under statute or otherwise with respect to Tenant's personal property in favor of Tenant's equipment or chattel lenders or lessors. Such subordination shall be by written agreement in form and substance reasonably acceptable to Landlord.


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                                                       Version -- August 1, 2000


                                   ARTICLE 15

                                OPTION TO EXTEND

15.1 TENANT'S RIGHT. Provided that, at the time of such exercise, (i) there exists no Default of Tenant; (ii) this Lease is still in full force and effect; and (iii) Tenant shall not have assigned this Lease or sublet any or all of the Premises (except for Permitted Assignments), Tenant shall have the right to extend the Term of this Lease for one extended term (the "Extended Term") of five (5) years. The Extended Term shall commence on the day immediately following the expiration date of the Initial Term, and shall end on the day immediately preceding the fifth anniversary of the first day of the Extended Term. Tenant shall exercise such option by giving Landlord notice of its desire to do so, not later than nine (9) months prior to the expiration of the Initial Term, it being agreed that time shall be of the essence with respect to the giving of such notice. The giving of such notice shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord, the Term of this Lease shall automatically terminate at the end of the Initial Term, and Tenant shall have no further right or option to extend the Term of this Lease. The Extended Term shall be on all the terms and conditions of this Lease, except that: (i) Landlord shall have no obligation to pay any construction or improvements allowance, or to perform any alterations or improvements to the Premises, with respect to the Extended Term; and (ii) the Basic Rent for the Extended Term shall be determined in accordance with section 15.2.

15.2 EXTENDED TERM RENT. The Basic Rent for the Extended Term shall be the fair market rental value of the Premises (exclusive of the cost of supplying electricity to the Premises) as of the commencement of the Extended Term (including without limitation such inflation indicators or periodic increases as may then be customary in the market), determined without regard to Tenant's right to extend, as agreed by the parties, plus the Estimated Electricity Payment. In the event that Landlord and Tenant are unable to agree on the fair market rental value of the Premises for the Extended Term sooner than the first day of the sixth month before the expiration of the Initial Term, the fair market rental value shall be determined by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, except that there shall be only one arbitrator, who shall have had at least ten (10) years' experience as a real estate broker or appraiser in the greater Boston area. In no event, however, shall the Basic Rent for the Extended Term (which does not include Escalation Charges) be less than the Basic Rent (which does not include Escalation Charges) in effect on the last day of the Initial Term, it being understood that during the Extended Term Escalation Charges shall continue to be calculated based on Base Taxes and Base Operating Expenses set forth in Section 1.2 of this Lease.


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                                                          VERSION- AUGUST 1,2000


        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.


                                LANDLORD: OTR, an Ohio General Partnership


                                          By: /s/ MATTHEW J. VULANICH

                                          Hereunto Duly Authorized
                                          Matthew J. Vulanich
                                          Director, Eastern Region - Real Estate


                                TENANT:   SPATIAL TECHNOLOGY INC.

                                          /s/ R. Bruce Morgan

                                          By: R. Bruce Morgan
                                          President/CEO



                                          By:
                                          (Assistant) Treasurer




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